                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          SPECIALTY CARE NETWORK, INC.,
                             A DELAWARE CORPORATION,

                                  AS PURCHASER

                                       AND

                                 VENTURE5, LLC,
                      A COLORADO LIMITED LIABILITY COMPANY,


                                    as Seller





September 15th, 1999


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 15th, 1999 ("Effective Date"), by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), and VENTURE5, LLC, a Colorado limited liability company ("Venture5").

                                   WITNESSETH:

         WHEREAS, SCN, through its subsidiary Healthcare Report Cards, Inc., a Delaware corporation ("Subsidiary"), owns 5,368,420 shares of common stock of HealthGrades.com, Inc., a Delaware corporation ("HealthGrades.com");

         WHEREAS, Venture5 owns 2,631,580 shares of common stock of HealthGrades.com;

         WHEREAS, Venture5 desires to sell to SCN and SCN desires to purchase from Venture5 2,205,264 shares of the common stock of HealthGrades.com owned by Venture5 (the "Shares"), upon and subject to the terms, conditions, representations and warranties set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, SCN and Venture5 agree as follows:

                                    ARTICLE 1
                               PURCHASE AND SALE

         .1 PURCHASE OF SHARES. At the Closing (as defined below), Venture5 shall sell to SCN, and SCN shall purchase from Venture5, the Shares for the Purchase Price (as defined below).

         .2 PURCHASE PRICE. The "Purchase Price" to be paid to Venture5 shall be Four Million Dollars ($4,000,000). The Purchase Price shall be paid in cash at the Closing.

         .3 ESCROW DEPOSIT. Immediately upon the execution of this Agreement, and pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A ("Escrow Agreement"), the parties will deposit the following with the Escrow Agent (as defined in the Escrow Agreement) acting pursuant to the Escrow
Agreement:

                  (a) Venture5 will deposit the certificate representing the Shares ("Share Certificate") accompanied by a duly endorsed stock transfer power in favor of SCN;

                  (b) SCN shall cause Peter Fatianow ('Fatianow") to deliver a certificate



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                           representing 100,000 shares of common stock of
                           HealthGrades.com, Inc. ("Fatianow Share Certificate") accompanied by a duly endorsed stock transfer power in favor of SCN;

                  (c) Venture5 will deposit a certificate representing 426,316 shares (the "Venture5 Shares") of common stock of HealthGrades.com ("the Venture5 Share Certificate");

                  (d) Venture5 will deliver Non-Competition Agreements, in the form of Exhibit B attached hereto, executed by each of Ray Padilla' Kevin Hicks, Shannon Burke and Timothy Dodge;

                  (e) The parties thereto will deliver five (S) executed copies of an agreement to terminate ("Termination Agreement") that certain Shareholders' Agreement among SCN, Venture5, Health Care Report Cards, Inc., HealthGrades.com, Inc. and Peter Fatianow dated June 25, 1999 ("Shareholders' Agreement") in the form attached hereto as Exhibit C

                  (f) Venture5 will deliver wire transfer instructions for payment of the Purchase Price to Venture5; and

                  (g) SCN will deliver $60,000 in immediately available funds ("Escrow Cash").


         .4 SCN CLOSING DEPOSIT. At any time prior to 1:00 pm. MST, November 1, 1999 ("Escrow Expiration"), SCN may deposit with the Escrow Agent, acting pursuant to the Escrow Agreement, $3,940,000, which together with the Escrow Cash, shall upon such deposit represent the Purchase Price.

         .5 CLOSING OF ESCROW TRANSACTIONS. Immediately upon receipt of the Purchase Price from SCN ("Closing Deposit"), if such deposit was made on or prior to the Escrow Expiration, the closing of the transactions contemplated by this Article 1 (the "Closing") shall be deemed to have occurred (the date on which the Closing takes place, the "Closing Date") and the Escrow Agent shall deliver:

                  (a) to Venture5 the Purchase Price by wire transfer of all cash delivered in consideration of the Purchase Price;

                  (b) to Venture5 an executed original of the Termination Agreement;


                  (c) to SCN the Share Certificate along with the duly endorsed stock transfer power transferring the Shares to SCN;

                  (d) to SCN the Fatianow Share Certificate along with the duly endorsed stock transfer power transferring the Fatianow Shares to SCN;


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                  (e)      to SCN executed originals of the Non-Competition
                           Agreements;

                  (f) to SCN four executed originals of the Termination Agreement for transmittal to all the parties thereto (other than Venture5); and

                  (g)      to Venture5 the Venture5 Share Certificate.

         .6 TERMINATION OF ESCROW. If SCN shall not have made the Closing Deposit prior to the Escrow Expiration, and this Agreement shall not have been terminated prior to the Escrow Expiration pursuant to Article 7 hereof, on the Escrow Expiration this Agreement shall be considered immediately terminated and:

                  (a) the Escrow Agent shall deliver to Venture5 the Share Certificate and corresponding stock transfer power and the Venture5 Share Certificate;

                  Q,) the Escrow Agent shall deliver to Venture5 the original executed Non-Competition Agreements;

                  (c) the Escrow Agent shall deliver to Peter Fatianow the Fatianow Share Certificate and stock transfer power;

                  (d) the Escrow Agent shall deliver to Venture5 all original copies of the executed Termination Agreement; and

                  (e) the Escrow Agent shall pay to Venture5 $60,000 in immediately available funds in full satisfaction of any and all liabilities that SCN may have to Venture5 due to SCN's failure to make the Closing Deposit prior to the Escrow Expiration.

         .7 RIGHTS IN ESCROWED SHARES. During the period the Shares are held in escrow pursuant to the terms of this Agreement and the Escrow Agreement, and subject to the obligations and restrictions contained in this Agreement (including without limitation, the restrictions on transfer and encumbrance of the Shares), Venture5 shall maintain all rights in and title to the Shares, and shall remain subject to such rights provided and obligations imposed under the Shareholders' Agreement, which agreement shall remain in full force and effect.


                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF VENTURE5





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                  Venture5 represents and warrants to SCN that the following statements are true as of the date of this Agreement:

         .1 ORGANIZATION, STANDING, ENFORCEABILITY AND AUTHORIZATION.

                  (a) Venture5 is a limited liability company duly organized, validly existing and operating under the laws of the State of Colorado. Venture5 is in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder.

                  (b) This Agreement constitutes and all other agreements, documents and instruments executed or to be executed by Venture5 in connection herewith (the "Related Agreements") when duly executed and delivered will constitute the valid and legally binding obligations of Venture5 and are enforceable in accordance with their terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

                  (c) The execution and delivery of this Agreement, the Related Agreements, and all other documents and instruments executed or to be executed by Venture5 pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Venture5. This Agreement and the Related Agreements have been or will have been, at the time of their respective executions and deliveries, duly executed and delivered by a duly authorized Manager of Venture5.

         .2 OWNERSHIP OF SHARES. Venture5 is now, and immediately prior to the Closing will be, the record and beneficial owner of the Shares. Each of the Shares to be sold by Venture5 to SCN is now, and at the Closing will be, owned by Venture5 free and clear of any lien, pledge, charge, adverse claim, security interest, encumbrance (including any imposed by law in any jurisdiction), title retention agreement, option or right to purchase of any kind.

         .3 TITLE TO SHARES. Upon delivery of the certificates representing the Shares to SCN hereunder and payment and delivery to Venture5 of the consideration specified herein, SCN will acquire valid title thereto, free and clear of any lien, pledge, charge, adverse claim, security interest, encumbrance (including any imposed by law in any jurisdiction), title retention agreement, option or right to purchase of any kind, other than (a) any restrictions imposed by applicable securities laws, (b) any liens, pledges, charges, adverse claims, security interests, encumbrances, title retention agreements, options, equities or rights to purchase created by or through SCN or any of SCN's Affiliates.

         .4 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. The execution and delivery of



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this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default wider any provision of the Articles of Organization or Operating Agreement of Venture5 or any violation of; or default under any mortgage, indenture, trust, lease, partnership or other agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation or Legal Requirement applicable to Venture5 or its members, nor will they result in the creation or imposition of any lien, pledge, charge, adverse claim, security interest, or other encumbrance of any nature whatsoever on the Shares, nor will they prevent or materially delay the consummation of the transactions contemplated hereby.

         For purposes of this Agreement, the term "Legal Requirement" shall mean any federal, state or local law, statute, legislation, ordinance, code, rule, regulation, decree, award, order, permit, franchise, consent or authorization of; any federal, state, local or other governmental body or agency, department, commission, bureau, board, council, court, magistrate, panel or instrumentality of the United States, any political subdivision thereof or any state or local governmental authority.

         .5 AUTHORIZATIONS; CONSENTS. No consents, licenses, approvals or authorizations of; or registrations or declarations with, any governmental authority, agency, bureau or commission, or any third party, are required to be obtained or made by Venture5 or the Members in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any Related Agreement or the sale or transfer of the Shares.

         .6 LITIGATION. No action, suit, proceeding or governmental investigation is pending or to the knowledge of Venture5 threatened, at law or in equity, which seeks to question, delay or prevent, or could have the effect of delaying or preventing, the consummation of all or any portion of the transactions contemplated hereby.

         .7 BROKERS AND FINDERS. No person or entity is entitled to any brokerage commission, finder's fee or like payment in connection with the transactions contemplated in this Agreement.

         .8 ACCURACY. The representations and warranties made by Venture5 to SCN set forth in this Agreement, the Schedules to this Agreement, including any Updated Disclosure Schedule (as defined below) delivered to SCN prior to Closing, and the written agreements, instruments and documents delivered and to be delivered pursuant to or in connection with this Agreement, do not include an untrue statement of material fact or omit to state any material fact necessary to make them, in light of the circumstances in which they were or are made, not misleading.

         .9 ACKNOWLEDGEMENT. Venture5 acknowledges that its equity owners were employees of HealthGrades.com prior to the Effective Date. As a result of those employment relationships, Venture5 is familiar with the operations of HealthGrades.com prior to the Effective Date and has an understanding of the business opportunities that HealthGrades.com is pursuing and may pursue, including business opportunities with those third parties listed on Schedule 2.9, attached hereto.



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                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF SCN

          SCN represents and warrants to Venture5 as follows:

         .1 ORGANIZATION AND STANDING. SCN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SCN has all requisite corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder.

         .2 AUTHORIZATION. The execution and delivery of this Agreement, and all other agreements, documents and instruments executed or to be executed by SCN pursuant to this Agreement (the "Purchaser Related Agreements"), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and other action on the part of SCN. This Agreement and the Purchaser Related Agreements have been, or will have been, at the time of their respective executions and deliveries, duly executed and delivered by a duly authorized officer of SCN.

         .3 ENFORCEABILITY. This Agreement constitutes, and each of the Purchaser Related Agreements when duly executed and delivered will constitute, the valid and legally binding obligation of SCN, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

         .4 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. The execution and delivery of this Agreement, and the Purchaser Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation or default under any provision of the Certificate of Incorporation or Bylaws of SCN, or of any violation of; or default under any mortgage, indenture, trust, lease, partnership or other agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation or Legal Requirement applicable to SCN or any of its properties, the result of which (either individually or in the aggregate) will prevent or materially delay the consummation of the transactions contemplated hereby.

         .5 AUTHORIZATIONS, CONSENTS. No consents, licenses, approvals or authorizations of; and registrations or declarations with, any governmental authority, bureau, agency or commission, or any third party, are required to be obtained or made by SCN in connection with the execution, delivery, performance, validity and enforceability of this Agreement or the Purchaser Related Agreements or SCN's acquisition of the Shares pursuant hereto.

         .6 LITIGATION. No action, suit, proceeding or governmental investigation is pending or to the knowledge of SCN threatened, at law or in equity, which seeks to question, delay or prevent the consummation of all or any portion of the transactions contemplated hereby.




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         .7 BROKERS AND FINDERS. No person or entity is entitled to any brokerage commission, finder's fee or like payment from SCN connection with the transactions contemplated in this Agreement.

         .8 ACCURACY. The representations and warranties made by SCN to Venture5 set forth in this Agreement and the written agreements, instruments and documents delivered and to be delivered pursuant to or in connection with this Agreement, do not include an untrue statement of material fact or omit to state any material fact necessary to make them, and in light of the circumstances in which they were or are made, not misleading.

         .9 PROSPECTIVE BUSINESS. To the knowledge of SCN, its officers and directors, Schedule 2.9 provides a list of all the third parties with whom HealthGrades.com has been engaged in substantial discussions regarding prospective and potentially material business opportunities. However, in its on-going and day-to-day business operations, HealthGrades.com is exploring and will continue to explore all of the business opportunities that are or may become available to it.

                                    ARTICLE 4
                              COVENANTS OF VENTURE5

         .1 NO SALE, TRANSFER OR ENCUMBRANCE OF SHARES. Venture5 agrees that, between the date of this Agreement and the Closing Date, Venture5 shall not, directly or indirectly, sell or otherwise transfer the Shares, pledge, hypothecate or grant any security interest in the Shares, or agree or commit to transfer or encumber any of the Shares or any interest in or right relating to the Shares.

         .2 NO SOLICITATION OR NEGOTIATION. Venture5 agrees that between the date of this Agreement and the Closing Date it will not, nor will it permit any officer, manager, member or agent of Venture5, to (i) solicit any proposal or offer from any person or entity (other than SCN) relating to the sale of the Shares, (ii) provide any non-public information to any person or entity (other than SCN) for use in preparing any proposal or offer relating to the sale of the Shares, or (iii) respond to or enter into any negotiations regarding any proposal or offer from any person or entity (other than SCN) with respect to the foregoing.

         .3 FILINGS AND CONSENTS. Venture5 shall use commercially reasonable efforts to make or give each filing or notice required to be made or given pursuant to any applicable Legal Requirement by Venture5 in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the transactions contemplated hereby.

         .4 UPDATED DISCLOSURE SCHEDULE. Between the Effective Date and the Closing Date, if Venture5 becomes aware of any fact or condition that causes any of its representations, warranties, obligations, covenants or agreements in this Agreement to become untrue, misleading, or inaccurate in any material respect, or which causes any covenant or agreement to become untrue or non-performable in any material respect, it will immediately deliver to SCN an updated disclosure schedule ("Venture5 Updated Disclosure Schedule") setting forth the facts or conditions that cause such representation, warranty, obligation, covenant or agreement to become untrue, misleading, or inaccurate or which causes Venture5 to become incapable of performing the transactions contemplated hereby.

                                    ARTICLE 5
                                COVENANTS OF SCN

         SCN agrees with Venture5 that:

         .1 FILINGS AND CONSENTS. Purchaser shall use commercially reasonable efforts to make or give each filing or notice required to be made or given pursuant to any applicable Legal Requirement by Purchaser in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the transactions contemplated hereby.

         .2 UPDATED DISCLOSURE SCHEDULE. Between the Effective Date and the Closing Date, if SCN becomes aware of any fact or condition that causes any of its representations, warranties, obligations, covenants or agreements in this Agreement to become untrue, misleading, or inaccurate in any material respect, or which causes any covenant or agreement to become untrue or non-performable in any material respect, it will immediately deliver to Venture5 an updated disclosure schedule ("SCN Updated Disclosure Schedule") setting forth the facts or conditions that cause such representation, warranty, obligation, covenant or agreement to become untrue, misleading, or inaccurate or which causes SCN to become incapable of performing the transactions contemplated hereby.

         .3 NO SOLICITATION OR NEGOTIATION. SCN agrees that between the date of this Agreement and the Closing Date it will not, nor will it permit any officer, shareholder or agent of SCN, to (i) solicit any proposal or offer from any person or entity (other than Peter Fatianow or Venture5) relating to the sale of the Shares, (ii) provide any non-public information to any person or entity (other than Peter Fatianow or Venture5) for use in preparing any proposal or offer relating to the sale of the Shares, or (iii) respond to or enter into any negotiations regarding any proposal or offer from any person or entity (other than Peter Fatianow or Venture5) with respect to the foregoing.


                                    ARTICLE 6
                            COVENANTS OF ALL PARTIES

         The parties hereto agree that:

         .1 COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Legal Requirements to consummate the transactions contemplated by this Agreement SCN and Venture5 each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable In order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         .2 CERTAIN FILINGS, ETC. SCN and Venture5 shall cooperate with one another (a) in determining whether any action by or in respect of; or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, in furnishing such information as may be required in connection therewith, and in seeking timely to obtain any such actions, consents, approvals or waivers.

         .3 PUBLIC ANNOUNCEMENTS. The parties agree not to issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby prior to the Closing without the prior consent of SCN and Venture5 (which consent shall not be unreasonably withheld or delayed), except to the extent that any party hereto is required by law to make any such disclosure and such party notifies the other parties hereto a reasonable time before making such disclosure of the nature and content of the intended disclosure, and consults with such other parties regarding the nature and content of such disclosure. In the event the parties mutually agree to make a public announcement, the provisions of this Section 6.3 no longer will be in full force and effect.

                                    ARTICLE 7
                            TERMINATION OF AGREEMENT

         .1 RIGHT TO TERMINATE AGREEMENT. This Agreement may be terminated prior to the Closing:

                  (a)      by the mutual written agreement of SCN and Venture5;

                  (b) by SCN if Venture5 shall deliver to SCN a Venture5 Updated Disclosure Schedule pursuant to Section 4.4 hereof prior to the Escrow Expiration;
or

                  (c) by Venture5 if SCN shall deliver to Venture5 a SCN Updated Disclosure Schedule pursuant to Section 5.2 hereof prior to the Escrow Expiration.

 .2 EFFECT OF TERMINATION.

                  (a) Upon the termination of this Agreement pursuant to Section 7.1(a): (i) subject to Section 9.1 hereof, each party shall pay its own costs and expenses; (ii) the parties shall deliver a termination notice to the Escrow Agent with directions to make the deliveries from the Escrow Account in accordance with Section 7 of the Escrow Agreement ("Mutual Termination Notice"); and (iii) no party hereto shall have any obligation or liability to the other parties hereto under this Agreement.

                  (b) Upon the termination of this Agreement pursuant to Section 7.1(1,): (i) subject to Section 9.1 hereof, each party shall pay its own costs and expenses; (ii) SCN shall deliver a termination notice to the Escrow Agent, along with a copy of the Venture5 Updated Disclosure Schedule with directions to make the deliveries from the Escrow Account in accordance with Section 7 of the Escrow Agreement ("SCN Termination Notice"); and (iii) no party hereto shall have any obligation or liability to the other party hereto under this Agreement.

                  (c) Upon the termination of this Agreement pursuant to Section 7.1(c): (i) subject to Section 9.1 hereof, each party shall pay its own costs and expenses; (ii) Venture5 shall deliver a termination notice to the Escrow Agent, along with a copy of the SCN Updated Disclosure Schedule with directions to make the deliveries from the Escrow Account in accordance with Section 7 of the Escrow Agreement ("Venture5 Termination Notice"); (iii) the Escrow Agent, acting pursuant to the Escrow Agreement, shall pay to Venture5 $60,000 in immediately available funds; and (iv) no party hereto shall have any obligation or liability to the other party hereto under this Agreement.

                                    ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

         .1 SURVIVAL. The representations, warranties, covenants and agreements set forth in this Agreement, or in any writing delivered in connection with this Agreement, will survive the Closing Date and the consummation of the transactions contemplated hereby, notwithstanding any examination made by or on behalf of SCN or Venture5, the knowledge of any of their officers, directors, shareholders, members, managers, employees or agents, and shall continue in full force and effect for a period of two (2) years alter the Closing Date.

         .2 INDEMNIFICATION.

                  (a) Venture5 agrees to indemnify SCN and hold SCN harmless from and against any claim, loss, liability, damage or expense (including attorney's fees and costs) (collectively "Losses") that SCN suffers, sustains or becomes subject to as a result of or in connection with the breach by Venture5 of any representation, warranty, covenant or agreement of Venture5 contained in this Agreement.

                  (b) SCN agrees to indemnify Venture5 and hold Venture5 harmless from and against any Losses that Venture5 may suffer, sustain or become subject to as a result of or in connection with the breach by SCN of any representation, warranty, covenant or agreement of SCN contained in this Agreement.

                  (c) To the extent authorized by the Delaware General Corporation Law and the Certificates of Incorporation and Bylaws of SCN, the Subsidiary and HealthGrades.com, SCN shall, and shall cause the Subsidiary and HealthGrades.com to, indemnify, defend and hold harmless, jointly and severally, Venture5 and Ray Padilla, Kevin Hicks, Timothy Dodge, Shannon Burke and Sarah Loughran (the "Members") from and against any Loss that Venture5 or the Members suffer, sustain or become subject to as a result of their being a shareholder, officer, director or employee of SCN, the Subsidiary or HealthGrades.com, regardless of when such Loss arises; provided that, with regard to Sarah Loughran, the indemnity provided in this Section 8.2(c) shall apply only to Losses from circumstances that occur before the Closing Date. This provision does not provide Venture5 or the Members with any rights they are not otherwise entitled to under the Delaware General Corporation Law, the Certificates of Incorporation and Bylaws of the applicable entities. Additionally, the indemnification rights referenced in this Section 8.2(c) shall not be less than the indemnification rights granted to Kerry Hicks and all other shareholders, officers, directors and employees of SCN, the Subsidiary and HealthGrades.com.

                  (d) If any third party shall notify any party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Section 8.2, then the Indemnified Party shall notify the Indemnifying Party thereof promptly (and in any event within 15 days after receiving any written notice from a third party); provided, however, that the failure of the Indemnified Party to give timely notice hereunder shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement unless, and only to the extent that such failure caused damages to SCN or Venture5, as the case may be, for which the Indemnifying Party is obligated, to be greater than they would have been had the Indemnified Party given timely notice. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and
(iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the indemnifying Party does not notify the Indemnified Party that the Indemnifying Party is assuming the defense of the matter, within 15 days after the Indemnified Party has given notice thereof, the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate. In the event the Indemnifying Party chooses not to assume such defense, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably).

                                    ARTICLE 9
                                  MISCELLANEOUS

         .1 EXPENSES. Except as otherwise expressly provided herein, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement, the nonprevailing party will pay the reasonable expenses of the prevailing party, including reasonable attorneys' fees and costs. SCN shall pay the reasonable attorney's fees of Venrure5 incurred in the negotiation and documentation of this Agreement and the transactions contemplated hereby, up to a maximum of Three Thousand Dollars ($3,000).

         .2 NOTICES; ETC. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to SCN, to:          Specialty Care Network, Inc.
                        44 Union Blvd.
                        Lakewood CO 80228
                        Attention: Kerry Hicks, President
                        Fax: (303) 716-1298

If to Venture5, to:     Venture5, LLC
                        2304 S. Fenton Drive
                        Lakewood, CO 80227
                        Attention: Ray Padilla, Manager
                        Fax: (303) 989-2928

         Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.2.

         .3 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party. If this Agreement is assigned with such consent, the terms and conditions shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns; provided, however that no assignment of this Agreement or rights thereunder or delegation of duties thereunder shall relieve any party of its obligations under this Agreement.

         .4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original, but all of which shall constitute one instrument. Facsimile signatures to this Agreement shall be binding upon the parties.

         .5 THIRD PARTY RIGHTS. The parties do not intend to confer any benefit hereunder on any person or entity other than the parties hereto, the Indemnified Parties and their respective successors in interest.

         .6 PRONOUNS. All pronouns and any variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate.

         .7 AUTHORITY AND EXECUTION. Each person executing this Agreement on behalf of a party hereto represents and warrants that he is duly and validly authorized to do so on behalf of such party, with full right and authority to execute this Agreement and to bind such party with respect to all of its obligations hereunder.

         .8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         .9 TIME OF ESSENCE. Time is of the essence of this Agreement.

         .10 INTERPRETATION. Each party acknowledges that such party, either directly or through such party's representatives, has participated in the drafting of this Agreement, and any applicable rule of constructions that ambiguities are to be resolved against the drafting party should not be applied in connection with the construction or interpretation of this Agreement.

         .11 GOVERNING LAW VENUE. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect if the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.


            [The remainder of this page is intentionally left blank.]

       IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.


                                   SPECIALTY CARE NETWORK, INC.,
                                   a Delaware corporation

                                   By: Patrick Jaeckle
                                       ---------------------------------
                                       Name:  Patrick Jaeckle
                                       Title: Executive Vice President




                                   VENTURE5, LLC,
                                   a Colorado limited liability company



                                       Name:  Ray Padilla
                                              --------------------------
                                       Title: Manager

                                  SCHEDULE 2.9

OnHealth Network Company
America Online, Inc.
DentistryOnline.com, Inc.
WellMed
Newsweek.com
WashingtonPost.com

See attached documents provided to Venture 5 prior to the Effective Date regarding the above listed third parties.

                                    EXHIBIT A

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is made and entered into this __ day of September, 1999 ("Effective Date") by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), PETER FATIANOW, VENTURE5, LLC, a Colorado limited liability company ("Venture5"), and ______________________________ (the "Escrow
Agent") (each, a "Party," and collectively, the "Parties").

         WHEREAS, SCN and Venture5 have entered into that certain Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement"), pursuant to which SCN will acquire the Shares (as defined in the Purchase Agreement) from Venture5 under the terms and conditions contained therein; and

         WHEREAS, the Purchase Agreement provides for the closing of the transaction contemplated thereby to be subject to certain deposits into escrow by SCN, Peter Fatianow and Venture5, and the Purchase Agreement requires the execution and delivery of this Escrow Agreement by the Parties as a condition to performance of its obligations thereunder; and

         WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1. Appointment of Escrow Agent. SCN, Peter Fatianow and Venture5 hereby appoint _______________________________ to serve as Escrow Agent and the Escrow Agent hereby accepts, under the terms of this Agreement, such appointment and the agency created thereby.

     2. Terms: Effectiveness. Ml terms defined in the Purchase Agreement shall have the same meanings when used herein. The Purchase Agreement is hereby incorporated into this Escrow Agreement and made an integral part hereof. This Escrow Agreement shall become effective at the Effective Date pursuant to the Purchase Agreement.

     3. Escrow Deposit. On the Effective Date, the parties are depositing the following with the Escrow Agent, to be placed in a separate account ("Escrow Account"):

                  a. the Share Certificate accompanied by a duly endorsed stock transfer power in favor of SCN;

                  b. the Fatianow Share Certificate accompanied by a duly endorsed stock transfer power in favor of SCN;

                  c.       the Venture5 Share Certificate;

                  d. the Non-Competition Agreements executed by each of Ray Padilla, Kevin Hicks, Shannon Burke and Timothy Dodge;

                  e.       five (5) executed originals of the Termination
                           Agreement;

                  f. Wire transfer instructions for payment of the Purchase Price; and

                  g.       $60,000 in immediately available funds ("Escrow
                           Cash").


         4. SCN Closing Deposit. At any time prior to 1:00 p.m. MST, November 1, 1999 ("Escrow Expiration"), SCN may deposit with the Escrow Agent $3,940,000, which together with the Escrow Cash, shall upon deposit represent the Purchase Price.

         5. Closing of Escrow Transactions. Immediately upon receipt of the Purchase Price from SCN ("Closing Deposit"), if such deposit was made on or prior to the Escrow Expiration, the Escrow Agent shall deliver:

                  a. to Venture5 the Purchase Price by wire transfer of all cash delivered;

                  b. to Venture5 an executed original of the Termination Agreement;

                  c. to SCN the Share Certificate along with the duly endorsed stock transfer power transferring the Shares to SCN;

                  d. to SCN the Fatianow Share Certificate along with the duly endorsed stock transfer power transferring the Shares to SCN;

                  e. to SCN executed originals of the Non-Competition Agreements; and

                  f.       to SCN four executed originals of the Termination
                           Agreement.

                  g.       to Venture5 the Venture5 Share Certificate.


         Upon completion of the deliveries by the Escrow Agent pursuant to the terms of this Section 5, all of the obligations of the Escrow Agent hereunder shall terminate (such date being referred to herein as the "Termination Date").

         6. Termination of Escrow. Upon the happening of any of the following events (each a "Termination Event"), the Escrow Agent shall immediately make the deliveries from the Escrow Account required in Section 7 hereof:

                  a. receipt by the Escrow Agent of joint written instructions by SCN and Venture5 to terminate the Escrow Agreement;

                  b. receipt by the Escrow Agent of a SCN Termination Notice pursuant to Section 7.1(b) of the Purchase Agreement;

                  c. receipt by the Escrow Agent of a Venture5 Termination Notice pursuant to Section 7.1(c) of the Purchase Agreement; or

                  d. passing of the Escrow Expiration and SCN not having made the Closing Deposit.

         7. Termination Deliveries. Upon the happening of a Termination Event, the Escrow Agent shall make the following deliveries from the Escrow Account, and upon completion of such deliveries, all of the obligations of the Escrow Agent hereunder shall terminate (such date being referred to herein as the "Termination Date"):

                  a. the Escrow Agent shall deliver to Venture5 the Share Certificate and stock transfer power attached thereto;

                  b. the Escrow Agent shall deliver to Peter Fatianow the Fatianow Share Certificate and stock transfer power attached thereto;

                  c. the Escrow Agent shall deliver to Venture5 the Venture5 Share Certificate;

                  d. the Escrow Agent shall deliver to Venture5 the original executed Non-Competition Agreements;

                  e.       the Escrow Agent shall deliver to Venture5 the five
                           (5) original copies of the executed Termination Agreement;

                  f the Escrow Agent shall deliver to SCN the Escrow Cash, only if the deliveries under this Section 7 are being made because of a Termination Event described in Section 6.a or 6.b hereof; and

                  g the Escrow Agent shall deliver to Venture5 the Escrow Cash, only if the deliveries under this Section 7 are being made because of a Termination Event described in Section 6.c or 6.d hereof

         8. Escrow Agent.

                  a. Escrow Agent Obligations. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in this Escrow Agreement. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of;

any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Escrow Agreement, nor shall the Escrow Agent be obliged to inquire as to the form, execution, sufficiency or validity of any such instrument or as to the identity, authority, or rights of the person or persons executing or delivering the same. The Escrow Agent shall not be a party to, or be bound by, any agreement between the Parties other than this Escrow Agreement whether or not a copy and/or original of such agreement is held as part of the Escrow Account or otherwise hereunder, and the Escrow Agent shall have no duty to know or inquire as to the performance of any provision of such agreement between the Parties.

                  b. Escrow Agent Liability. The Escrow Agent shall not be personally liable for any act which it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act reasonably done or omitted by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent. The Escrow Agent shall not be responsible for any recitals of fact in this Escrow Agreement, for collecting any moneys required to be deposited with it, or for the sufficiency of any escrow deposit.

                  c. Conflicts. If the Escrow Agent should receive or become aware of any conflicting demands or claims with respect to this Escrow Agreement, or the rights of any of the Parties hereto, or any money, property, or instruments deposited herein or affected hereby, the Escrow Agent shall have the right in its sole discretion, without liability for interest or damages, to discontinue any or all further acts on its part until such conflict is resolved to its satisfaction and/or to commence or defend any action or proceeding for the determination of such conflict. If any disagreement or dispute arises between the Parties concerning the meaning or validity of any provision of this Escrow Agreement or concerning any other matter relating to this Escrow Agreement, the Escrow Agent may, in its sole and absolute discretion, interplead any amounts held in the Escrow Account it then holds with the District Court of the City and County of Denver, State of Colorado, and name the other Parties hereto in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Escrow Account and shall be entitled to recover from the other Parties its reasonable attorney's fees and other costs incurred in commencing and maintaining such action. The Parties by signing this Escrow Agreement submit themselves to the jurisdiction of such Court and appoint the Clerk of such Court as their agent for the service of all process in connection with such proceedings.

                  d. Indemnification of Escrow Agent. SCN and Venture5 shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgments, attorneys' fees (whether such attorneys shall be regularly retained or specially employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain or be required to pay in connection with or arising out of this Escrow Agreement (except those arising out of the fraud or gross negligence of the Escrow Agent).

                  e. Court Orders. If any property subject hereto is at any time attached, garnished, or levied upon under any final court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in the case any final order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, or any act by the Escrow Agent, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such final order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it.

                  f. Interest. The Escrow Agent shall have no liability to pay interest on any money deposited or received hereunder.

                  g. Escrow Agent's Conduct: Fees. The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine, as to the truth and accuracy of the statements made therein, the identity and authority of the persons executing the same and the validity of any signature thereon. The fees of the Escrow Agent shall be paid by SCN upon invoice.

                  h. New Escrow Agent. Any Escrow Agent may resign by notice to SCN and Venture5. Any such resignation shall be effective upon delivery of the Escrow Account to the successor Escrow Agent, whereupon the resigning Escrow Agent shall be discharged of any further duties under this Escrow Agreement. If an Escrow Agent resigns, SCN shall appoint a successor Escrow Agent with the consent of Venture5, which consent shall not be unreasonably withheld. If no successor is appointed within thirty (30) days after resignation, the resigning Escrow Agent may select as successor any corporation with trust powers in the United States.

                  i. Reports from Escrow Agent. The Escrow Agent shall furnish to SCN and Venture5, upon request, a report listing each transaction made by the Escrow Agent in the previous six months with respect to this Escrow Agreement, and the balance of the Escrow Account.

         9. Miscellaneous.

                  a. Successors Benefits. This Escrow Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective successors and assigns, but will not be assignable or delegable by any Party without the prior written consent of the other Parties. This Escrow Agreement shall be solely for the benefit of the Parties hereto.

                  b. Notices. Any notices, consents or other communication required to be sent or given under this Escrow Agreement by any of the Parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (iii) delivered by a recognized overnight courier service, or (iv) sent by facsimile transmission to the Parties at the addresses as set forth below or at such other addresses as may be furnished in writing:

If to SCN, to:                      Specialty Care Network, Inc.
                                    44 Union Blvd.
                                    Lakewood CO 80228
                                    Attention: Kerry Hicks, President
                                    Fax: (303) 716-1298

If to Venture5, to:                 Venture5, LLC
                                    2304 S. Fenton Drive
                                    Lakewood, CO 80227
                                    Attention: Ray Padilla, Manager
                                    Fax: (303) 989-2928

If to Peter Fatianow, to:           Specialty Care Network, Inc.
                                    44 Union Blvd.
                                    Lakewood CO 80228
                                    Attention: Peter Fatianow
                                    Fax: (303) 716-1298

If to Escrow Agent:




Date of service of such notice shall be (a) the date such notice is personally delivered, (b) three business days after the date of mailing if sent by certified or registered mail, (c) one business day after date of delivery to the overnight courier if sent by overnight courier, or (d) the next succeeding business day after transmission by facsimile.

                  c. Governing Law: Venue. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect if the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

                  d. Amendments or Modification of Agreement. The terms of this Escrow Agreement may be altered, amended, modified or revoked only in a writing signed by all of the Parties hereto.

                  e. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement as of the date first above written.



                                  ESCROW AGENT

                                  -----------------------------

                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------
                                  Title:
                                        ---------------------------------------


                                  SCN

                                  SPECIALTY CARE NETWORK, INC.
                                  a Delaware corporation


                                  By:
                                     ------------------------------------
                                  Name:  Kerry Hicks
                                  Title: President

                                  VENTURE5

                                  VENTURE5, LLC
                                  a Colorado limited liability company


                                  By:
                                     ------------------------------------
                                  Name:  Ray Padilla
                                  Title: Manager


                                  PETER FATIANOW


                                  ---------------------------------------